UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement

On July 14, 2017, Recro Pharma, Inc., through its subsidiary Recro Ireland Limited (collectively, the “Company”) entered into a Master Manufacturing Services Agreement (the “Master Agreement”) and a related Product Agreement (the “Product Agreement,” and together with the Master Agreement, the “Agreements”) with Patheon UK Limited (“Patheon”), each effective as of July 14, 2017. The Master Agreement governs the general terms under which Patheon, or one of its affiliates, will provide manufacturing services to the Company for the drug products specified by the Company from time to time. The Product Agreement relates specifically to manufacturing services for injectable meloxicam.

Under the terms of the Product Agreement, Recro will supply bulk injectable meloxicam formulation to Patheon for sterile fill-finish at Patheon’s Monza, Italy manufacturing site. The Company has agreed to purchase from Patheon a certain percentage of its annual requirements in a specified territory of any drug manufactured under the Master Agreement, however the Company is not required to purchase any minimum quantities of injectable meloxicam or any other drug product under the Agreements. Pursuant to the terms of the Agreements, the Company has granted to Patheon a non-exclusive license to its intellectual property solely for the purpose of enabling Patheon to perform the manufacturing services under the Agreements.

The Agreements expire on December 31, 2020 and will automatically renew thereafter for successive two-year periods unless terminated by either party upon prior written notice. The Company may terminate each Agreement upon prior notice if (i) a governmental authority prevents the Company from importing, exporting, purchasing or selling the underlying product, (ii) the underlying product is discontinued in the market or (iii) Patheon fails to timely deliver batches of the underlying product (injectable meloxicam in the case of the Product Agreement). Patheon may terminate the Master Agreement or the Product Agreement if the Company assigns any rights thereunder to a Patheon competitor or to a non-credit worthy substitute. Either party may also terminate each Agreement for material, uncured breaches or in the event of the other party’s bankruptcy.

The Agreements contain customary representations, warranties, mutual indemnities, limitations of liability and confidentiality provisions.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by the Agreements, copies of which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: July 20, 2017